Exhibit 99.2

Douglas Ridley

Sanford Greenberg,
Chairman of the Board of Directors
XELR8 Holdings, Inc.

Dear Mr. Greenberg,

Please accept this letter as notice of my resignation from the Board of Directors of XELR8 Holdings, Inc. effective as of June 8, 2009.

Sincerely,

/s/ Douglas Ridley
Douglas Ridley